Exhibit 23

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com
Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sutor Technology Group Limited

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-161026) and on Form S-8 (No. 333-162144) of Sutor Technology Group Limited and subsidiaries of our report dated September 28, 2010 with respect to the consolidated financial statements of Sutor Technology Group Limited. and subsidiaries, which appears on page F-2 of this annual report on Form 10-K for the year ended June 30, 2010 as filed with the Securities and exchange Commission on September 28, 2010.

/s/ HANSEN, BARNETT & MAXWELL, P.C.
HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
September 28, 2010